Exhibit 99.1

The Priceline Group Reports Financial Results for 3rd Quarter 2017

NORWALK, CT – November 6, 2017. . . The Priceline Group Inc. (NASDAQ: PCLN) today reported its 3rd quarter 2017 financial results. Third quarter gross travel bookings for The Priceline Group (the "Company," the "Group," "we," "our" or "us"), which refers to the total dollar value, generally inclusive of taxes and fees, of all travel services booked by its customers, net of cancellations, were $21.8 billion, an increase of 18% over a year ago (approximately 16% on a constant-currency basis).
The Group's gross profit for the 3rd quarter was $4.4 billion, a 22% increase from the prior year (approximately 19% on a constant-currency basis). International operations contributed gross profit in the 3rd quarter of $4.0 billion, a 23% increase versus a year ago (approximately 20% on a constant-currency basis). Net income in the 3rd quarter was $1.7 billion, a 240% increase versus the prior year, which included a $941 million goodwill impairment charge. Net income was $34.43 per diluted share, a 240% increase as compared to the prior year.
Non-GAAP net income in the 3rd quarter was $1.8 billion, a 19% increase versus the prior year. Non-GAAP net income was $35.22 per diluted share, a 19% increase compared to $29.69 per diluted share a year ago. Adjusted EBITDA for the 3rd quarter was $2.2 billion, an 18% increase versus a year ago. The section below entitled "Non-GAAP Financial Measures" provides definitions and information about the use of non-GAAP financial measures in this press release, and the attached financial and statistical supplement reconciles non-GAAP financial information with the Group's financial results under GAAP.
"The Priceline Group delivered solid growth and operating results during our seasonally busy third quarter," said Glenn Fogel, Chief Executive Officer of The Priceline Group. "Globally, our accommodation business booked 178 million room nights in the third quarter, up 19% over the same period last year. Booking.com showed continued momentum with approximately 1.5 million properties on its platform, up 41% over last year. This represents 26.9 million potentially bookable rooms, which we believe to be the largest, and most diverse, selection of instantly bookable accommodations in the world."
Looking forward, Mr. Fogel said, "As we look to the fourth quarter and beyond, we will continue to focus on making the right investments across our brands - in people, systems, and marketing - to continue to grow our business for the long term."

The Group's guidance for the 4th quarter of 2017 is as follows:

	Guidance Ranges
(U.S. Dollars in millions, except per share amounts)	Low	High
Metrics
Year over year growth - Room nights booked	8%	13%
Year over year growth - Total gross travel bookings	9.5%	14.5%
Year over year growth - Total gross travel bookings (constant currency)	5.5%	10.5%

GAAP
Year over year growth - Gross profit	10.5%	15.5%
Year over year growth - Gross profit (constant currency)	6%	11%
Net income	$625	$655
Net income per diluted share(1)	$12.60	$13.20

Non-GAAP
Non-GAAP Net income	$665	$695
Non-GAAP Net income per diluted share(1)	$13.40	$14.00
Adjusted EBITDA	$870	$910

(1) Assumes a fully diluted share count of approximately 49.7 million shares.

Non-GAAP adjustments for amortization expense of intangible assets, non-cash interest expense related to the amortization of debt discount and the tax impact of these non-GAAP adjustments are expected to increase non-GAAP net income over GAAP net income by approximately $40 million in the 4th quarter.
Adjusted EBITDA excludes depreciation and amortization expense, interest income, interest expense and income tax expense. These adjustments are estimated to increase adjusted EBITDA over GAAP net income by approximately $245 million to $255 million in the 4th quarter.

Non-GAAP Financial Measures
The Unaudited Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and include all normal and recurring adjustments that management of the Company considers necessary for a fair presentation of its financial position and operating results.
To supplement the Unaudited Consolidated Financial Statements, the Group uses the following non-GAAP financial measures: Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
The Group uses non-GAAP financial measures for financial and operational decision-making and as a basis to evaluate performance and set targets for employee compensation programs. The Group believes that these non-GAAP financial measures are useful for analysts and investors to evaluate the Group’s ongoing operating performance because they facilitate comparison of the Group’s results for the current period and projected next-period results to those of prior periods and to those of its competitors (though other companies may calculate similar non-GAAP financial measures differently than those calculated by the Group). These non-GAAP financial measures, in particular adjusted EBITDA and non-GAAP net income, are not intended to represent funds available for the Group's discretionary use and are not intended to represent or to be used as a substitute for operating income, net income or cash flow from operations as measured under GAAP. The items excluded from these non-GAAP measures, but included in the calculation of their closest GAAP equivalent, are significant components of our consolidated statements of operations and cash flows and must be considered in performing a comprehensive assessment of overall financial performance.
Non-GAAP net income is net income with the following adjustments:

•
excludes the impact, if any, of significant charges or benefits associated with judgments, rulings and/or settlements related to travel transaction tax (e.g., hotel occupancy taxes, excise taxes, sales taxes, etc.) proceedings,

•	excludes amortization expense of intangible assets,

•	excludes the impact, if any, of significant charges related to the impairment of goodwill, such as the $941 million non-cash goodwill impairment charge recorded in the 3rd quarter of 2016,

•	excludes non-cash interest expense related to the amortization of debt discount and gains or losses on early extinguishment of debt, if any, related to our convertible debt,

•	excludes the impact, if any, of significant gains or losses on the sale of cost-method investments and significant charges related to other-than-temporary impairments of such investments, and

•	the tax impact of the non-GAAP adjustments mentioned above.
In addition to the adjustments listed above regarding non-GAAP net income, adjusted EBITDA excludes depreciation expense, interest income, interest expense and income tax expense.
We evaluate certain operating and financial measures on both an as-reported and constant-currency basis.  We calculate constant currency by converting our current-year period results for transactions recorded in currencies other than U.S. Dollars using the corresponding prior-year period monthly average exchange rates rather than the current-year period monthly average exchange rates.
The attached financial and statistical supplement includes reconciliations of our financial results under GAAP to non-GAAP financial information for the three and nine months ended September 30, 2017 and 2016.

Information About Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements reflect the views of the Group's management regarding current expectations and projections about future events and are based on currently available information and current foreign currency exchange rates. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, "may," "will," "should," "could," "expects," "plans," "anticipates," "intends," "believes," "estimates," "predicts," "potential," "targets," or "continue," reflecting something other than historical fact are intended to identify forward-looking statements.
The following factors, among others, could cause the Group's actual results to differ materially from those described in the forward-looking statements:
-- adverse changes in general market conditions for travel services, including terrorist attacks, natural disasters, health concerns, civil or political unrest or other events outside our control;
-- the effects of increased competition;
-- fluctuations in foreign exchange rates and other risks associated with doing business in multiple currencies;
-- our ability to expand successfully in international markets;
-- our performance advertising efficiency;
-- any change by our search and meta-search partners in how they present travel search results or conduct their auctions for search placement in a manner that is competitively disadvantageous to us;
-- our ability to respond to and keep up with the rapid pace of technological change;
-- IT systems-related failures, data privacy risks and obligations, and/or security breaches;
-- adverse changes in the Group's relationships with travel service providers and restaurants;
-- the ability to attract and retain qualified personnel; and
-- tax, legal and regulatory risks.
For a detailed discussion of these and other factors that could cause the Group's actual results to differ materially from those described in the forward-looking statements, please refer to the Group's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and any subsequently filed Quarterly Reports on Form 10-Q. Unless required by law, the Group undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

About The Priceline Group
The Priceline Group (NASDAQ: PCLN) is the world leader in online travel and related services, provided to customers and partners in over 220 countries through six primary brands - Booking.com, priceline.com, KAYAK, agoda.com, Rentalcars.com, and OpenTable. The Priceline Group’s mission is to help people experience the world.  For more information, visit PricelineGroup.com and follow us on Twitter @PricelineGroup.

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For Press Information: Leslie Cafferty (203) 299-8128 leslie.cafferty@pricelinegroup.com
For Investor Relations: Michael Noonan (203) 299-8489 michael.noonan@pricelinegroup.com

The Priceline Group Inc. UNAUDITED CONSOLIDATED BALANCE SHEETS (In thousands, except share and per share data)

	September 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$2,846,300	$2,081,075
Short-term investments	4,407,028	2,218,880
Accounts receivable, net of allowance for doubtful accounts of $35,466 and $25,565, respectively	1,437,762	860,115
Prepaid expenses and other current assets	433,505	241,449
Total current assets	9,124,595	5,401,519
Property and equipment, net	457,548	347,017
Intangible assets, net	2,218,152	1,993,885
Goodwill	2,727,897	2,396,906
Long-term investments	11,114,314	9,591,067
Other assets	146,605	108,579
Total assets	$25,789,111	$19,838,973

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$805,740	$419,108
Accrued expenses and other current liabilities	1,091,372	857,467
Deferred merchant bookings	827,361	614,361
Convertible debt	899,802	967,734
Total current liabilities	3,624,275	2,858,670
Deferred income taxes	407,935	822,334
Other long-term liabilities	143,827	138,767
Long-term debt	8,726,679	6,170,522
Total liabilities	12,902,716	9,990,293

Convertible debt	9,401	28,538

Stockholders' equity:
Common stock, $0.008 par value; authorized 1,000,000,000 shares, 62,575,278 and 62,379,247 shares issued, respectively	486	485
Treasury stock, 13,822,935 and 13,190,929 shares, respectively	(7,997,881)	(6,855,164)
Additional paid-in capital	5,707,331	5,482,653
Retained earnings	14,513,392	11,326,852
Accumulated other comprehensive income (loss)	653,666	(134,684)
Total stockholders' equity	12,876,994	9,820,142
Total liabilities and stockholders' equity	$25,789,111	$19,838,973

The Priceline Group Inc. UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Agency revenues	$3,523,706	$2,892,449	$7,641,390	$6,245,439
Merchant revenues	684,289	620,290	1,624,467	1,608,189
Advertising and other revenues	226,034	177,813	612,132	540,945
Total revenues	4,434,029	3,690,552	9,877,989	8,394,573
Cost of revenues	59,476	101,489	217,387	356,242
Gross profit	4,374,553	3,589,063	9,660,602	8,038,331
Operating expenses:
Performance advertising	1,224,345	1,040,149	3,352,707	2,740,821
Brand advertising	112,796	72,792	306,995	254,958
Sales and marketing	165,539	124,865	411,309	322,710
Personnel, including stock-based compensation of $66,421, $54,074, $192,248 and $175,050, respectively	483,438	347,610	1,220,176	988,615
General and administrative	142,823	114,586	420,004	340,273
Information technology	47,901	36,389	132,677	104,974
Depreciation and amortization	95,910	78,745	265,212	229,328
Impairment of goodwill	—	940,700	—	940,700
Total operating expenses	2,272,752	2,755,836	6,109,080	5,922,379
Operating income	2,101,801	833,227	3,551,522	2,115,952
Other income (expense):
Interest income	41,483	24,218	110,296	65,857
Interest expense	(66,338)	(55,480)	(182,997)	(152,664)
Foreign currency transactions and other	(10,101)	(4,431)	(21,249)	(15,362)
Impairment of cost-method investments	—	—	—	(63,208)
Total other expense	(34,956)	(35,693)	(93,950)	(165,377)
Earnings before income taxes	2,066,845	797,534	3,457,572	1,950,575
Income tax expense	346,454	291,517	561,349	489,496
Net income	$1,720,391	$506,017	$2,896,223	$1,461,079
Net income applicable to common stockholders per basic common share	$35.12	$10.24	$58.99	$29.49
Weighted-average number of basic common shares outstanding	48,981	49,420	49,100	49,548
Net income applicable to common stockholders per diluted common share	$34.43	$10.13	$57.85	$29.19
Weighted-average number of diluted common shares outstanding	49,972	49,975	50,064	50,048

The Priceline Group Inc. UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Nine Months Ended September 30,
	2017	2016
OPERATING ACTIVITIES:
Net income	$2,896,223	$1,461,079
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	135,736	101,953
Amortization	129,476	127,375
Provision for uncollectible accounts, net	42,575	32,401
Deferred income tax benefit	(25,655)	(71,972)
Stock-based compensation expense and other stock-based payments	192,548	175,131
Amortization of debt issuance costs	6,827	5,747
Amortization of debt discount	52,909	51,512
Loss on early extinguishment of debt	1,093	—
Impairment of goodwill	—	940,700
Impairment of cost-method investments	—	63,208
Excess tax benefits on stock-based awards and other equity deductions	—	72,116
Changes in assets and liabilities:
Accounts receivable	(479,184)	(470,295)
Prepaid expenses and other current assets	(136,304)	(104,097)
Accounts payable, accrued expenses and other current liabilities	640,960	523,279
Other	31,221	(20,968)
Net cash provided by operating activities	3,488,425	2,887,169

INVESTING ACTIVITIES:
Purchase of investments	(5,338,444)	(4,820,737)
Proceeds from sale of investments	2,471,883	2,835,570
Additions to property and equipment	(223,692)	(168,076)
Acquisitions and other investments, net of cash acquired	(552,805)	(811)
Acquisition of land use rights	—	(48,494)
Net cash used in investing activities	(3,643,058)	(2,202,548)

FINANCING ACTIVITIES:
Proceeds from the issuance of long-term debt	2,044,952	994,705
Payments related to conversion of senior notes	(89,575)	—
Payment of debt	(15,118)	—
Payments for repurchase of common stock	(1,123,102)	(754,342)
Proceeds from exercise of stock options	4,303	13,262
Net cash provided by financing activities	821,460	253,625
Effect of exchange rate changes on cash, cash equivalents and restricted cash	99,037	6,809
Net increase in cash, cash equivalents and restricted cash	765,864	945,055
Cash, cash equivalents and restricted cash, beginning of period	2,082,007	1,478,071
Cash, cash equivalents and restricted cash, end of period	$2,847,871	$2,423,126
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for income taxes	$601,248	$612,612
Cash paid during the period for interest	$110,745	$87,427
Non-cash financing activity	$1,000	$—

The Priceline Group Inc. UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (In thousands, except per share data)

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA		Three Months Ended September 30,		Nine Months Ended September 30,
		2017	2016	2017	2016
	Net income	$1,720,391	$506,017	$2,896,223	$1,461,079

(a)	Depreciation and amortization	95,910	78,745	265,212	229,328
(b)	Impairment of goodwill	—	940,700	—	940,700
(a)	Interest income	(41,483)	(24,218)	(110,296)	(65,857)
(a)	Interest expense	66,338	55,480	182,997	152,664
(d)	Loss on early extinguishment of debt	66	—	1,093	—
(e)	Impairment of cost-method investments	—	—	—	63,208
(a)	Income tax expense	346,454	291,517	561,349	489,496
	Adjusted EBITDA	$2,187,676	$1,848,241	$3,796,578	$3,270,618

	GAAP Gross profit	$4,374,553	$3,589,063	$9,660,602	$8,038,331

	Adjusted EBITDA as a % of GAAP Gross profit	50.0%	51.5%	39.3%	40.7%

RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME AND NON-GAAP NET INCOME PER DILUTED COMMON SHARE		Three Months Ended September 30,		Nine Months Ended September 30,
		2017	2016	2017	2016
	Net income	$1,720,391	$506,017	$2,896,223	$1,461,079

(c)	Amortization of intangible assets	45,297	41,949	129,476	127,375
(b)	Impairment of goodwill	—	940,700	—	940,700
(d)	Debt discount amortization related to convertible debt	16,228	16,226	49,246	48,281
(d)	Loss on early extinguishment of debt	66	—	1,093	—
(e)	Impairment of cost-method investments	—	—	—	63,208
(f)	Tax impact of Non-GAAP adjustments	(21,724)	(21,192)	(63,787)	(65,587)
	Non-GAAP Net income	$1,760,258	$1,483,700	$3,012,251	$2,575,056

	GAAP weighted-average number of diluted common shares outstanding	49,972	49,975	50,064	50,048

	Non-GAAP Net income per diluted common share	$35.22	$29.69	$60.17	$51.45

Notes:
(a)	Amounts are excluded from Net income to calculate Adjusted EBITDA.
(b)	Impairment of goodwill is recorded in Operating expense and relates to OpenTable
(c)	Amortization of intangible assets is recorded in Depreciation and amortization expense.
(d)
Non-cash interest expense related to the amortization of debt discount and loss on early extinguishment of debt are recorded in Interest expense and Foreign currency transactions and other, respectively. Loss on early extinguishment of debt is excluded from Net Income to calculate Non-GAAP Net Income and Adjusted EBITDA.

(e)
Impairments of cost-method investments principally related to our investment in Hotel Urbano are recorded in Foreign currency transactions and other and excluded from Net Income to calculate Non-GAAP Net Income and Adjusted EBITDA.

(f)	Reflects the tax impact of Non-GAAP adjustments.

For a more detailed discussion of the adjustments described above, please see the section in our press release entitled "Non-GAAP Financial Measures" which provides a definition and information about the use of non-GAAP financial measures.

The Priceline Group Inc. Statistical Data In millions (1) (Unaudited)

Gross Bookings (2)	3Q15	4Q15	1Q16	2Q16	3Q16	4Q16	1Q17	2Q17	3Q17
Agency	$12,850	$10,344	$14,534	$15,369	$15,757	$12,978	$18,140	$17,947	$18,594
Merchant	1,928	1,670	2,119	2,494	2,703	2,134	2,546	2,850	3,168
Total	$14,778	$12,015	$16,653	$17,862	$18,460	$15,112	$20,687	$20,797	$21,762

Year/Year Growth
Agency	8.7%	15.3%	22.1%	19.4%	22.6%	25.5%	24.8%	16.8%	18.0%
Merchant	(3.7)%	(0.9)%	13.5%	19.1%	40.2%	27.8%	20.2%	14.3%	17.2%
Total	6.9%	12.7%	20.9%	19.4%	24.9%	25.8%	24.2%	16.4%	17.9%
Constant Currency	22%	24%	26%	21%	26%	28%	27%	19%	16%

Units Sold	3Q15	4Q15	1Q16	2Q16	3Q16	4Q16	1Q17	2Q17	3Q17
Room Nights	115.6	99.1	136.5	140.7	149.6	129.7	173.9	170.2	177.5
Year/Year Growth	22.0%	26.6%	30.5%	24.4%	29.4%	31.0%	27.4%	21.0%	18.6%

Rental Car Days	16.0	12.2	16.2	18.5	18.0	14.0	18.6	20.7	19.0
Year/Year Growth	13.0%	10.6%	10.9%	7.9%	12.5%	14.4%	15.4%	11.7%	5.5%

Airline Tickets	2.0	1.7	1.8	2.0	1.9	1.6	1.8	1.8	1.7
Year/Year Growth	(1.1)%	(2.6)%	(7.2)%	(6.6)%	(2.5)%	(4.3)%	(2.1)%	(8.7)%	(11.8)%

	3Q15	4Q15	1Q16	2Q16	3Q16	4Q16	1Q17	2Q17	3Q17
Gross Profit	$2,947	$1,879	$2,019	$2,430	$3,589	$2,276	$2,334	$2,952	$4,375
Year/Year Growth	12.5%	12.2%	20.8%	16.1%	21.8%	21.1%	15.6%	21.5%	21.9%
Constant Currency	29%	23%	27%	18%	23%	24%	17%	24%	19%

(1) Amounts may not total due to rounding.

(2) Gross bookings is an operating and statistical metric that captures the total dollar value, generally inclusive of taxes and fees, of all travel services booked by our customers, net of cancellations.